                                                                Exhibit No. 99.1


                                                     PRESS RELEASE
                                                     FOR INFORMATION CONTACT:
                                                     Murray Pitkowsky
                                                     Senior VP and CFO
                                                     Datascope Corp.
                                                     14 Philips Parkway
                                                     Montvale, NJ  07645
                                                     (201) 307-5504

         FOR IMMEDIATE RELEASE:

                  DATASCOPE REPORTS SECOND QUARTER 2005 RESULTS

         Montvale, New Jersey, January 27, 2005 . . . Datascope Corp. (Nasdaq:
DSCP) reported net earnings for the second quarter of fiscal 2005 ended December 31, 2004, of $3.7 million or 24 cents per diluted share compared to $5.6 million or 37 cents per diluted share last year. Sales for the quarter amounted to $82.7 million compared to $86.8 million last year. Sales in the second quarter benefited from favorable foreign exchange of $1.5 million.

         As previously reported, second quarter sales and earnings were below last year because validation of a new software release for the new Panorama(TM) central monitoring system was not completed in time to allow revenue recognition of $6.1 million in Panorama shipments. The validation has now been completed and shipments of Panorama systems with the new release have begun. The Panorama sales of $6.1 million and related net earnings of 17 cents per share not recognized in the second quarter are expected to benefit the third quarter. The previous estimate of 14 cents per diluted share was revised based on a refined tax calculation. Excluding the effect of the Panorama delay, second quarter results would have exceeded last year's sales and net earnings.

          In the six months ended December 31, 2004, net earnings were $8.4 million or 55 cents per diluted share compared to net earnings of $9.8 million or 65 cents per diluted share last year. Sales in the six month period were $163.0 million compared to $163.9 million a year ago. Sales and earnings for the six month period of fiscal 2005 were also affected by Panorama as described above.

         Sales of patient monitoring products of $32.9 million were 15% below last year primarily as a result of the Panorama shipments not recognizable in the second quarter and comparison to a very strong second quarter last year. Higher shipments of the new Trio(TM) monitor, Accutorr(R) non-invasive blood pressure monitors and favorable foreign exchange of $0.6 million favorably impacted sales.

         Sales of cardiac assist products increased 6% to $34.2 million primarily as a result of continued strong worldwide market acceptance of the company's CS100(TM) balloon pump, an innovative, fully automated counterpulsation pump. Favorable foreign exchange of $0.6 million also increased cardiac assist sales in the second quarter.

         On January 10th, the company announced the worldwide launch of the Linear(TM) 7.5 Fr. intra-aortic balloon (IAB). The Linear 7.5 IAB is available in three sizes (40cc, 34cc and 25cc), each with the smallest diameter of any IAB available in the U.S. market with a thinner, yet stronger, membrane, Durathane(TM), the most abrasion resistant of any IAB. In addition, the Linear
7.5 has a substantially lower insertion force than any competitive IAB, facilitating balloon delivery and allowing for faster initiation of therapy. The introduction of the Linear 7.5 and the successful CS100 balloon pump introduced last year underscores Datascope's technology leadership in counterpulsation therapy products.

         Sales of Interventional Products were $7.2 million compared to $8.4 million last year as sales of vascular closure devices continued to decline partially offset by continued higher sales of new products introduced last year, Safeguard(TM) and Prolumen(TM) . The company expects to reverse the decline in sales of vascular closure devices with new products such as X-Site(R), an innovative suture-based device, planned for market introduction in the second half of fiscal 2005 and On-Site(TM), a new, innovative collagen-based closure device, planned for market introduction during the summer of 2005.

          Sales of InterVascular Inc.'s products were $8.0 million, 12% above last year, reflecting increased demand by international distributors, sales to a new OEM distributor and favorable foreign exchange of $0.3 million. The company is continuing to work to obtain FDA clearance to market InterGard(R) Silver grafts in the U.S.

         The company's financial position remained strong. At December 31, 2004, total cash and short and long term marketable securities less short-term debt amounted to $48.5 million as compared to $81.3 million at the beginning of the second quarter. The reduction is primarily attributable to the dividend payments of $30.6 million paid on October 8, 2004. These payments included a special dividend of $2.00 per share in addition to the increased regular quarterly dividend of 7 cents per share. Capital expenditures for the second quarter and first six months amounted to $2.3 million and $4.0 million, respectively, compared to $1.2 million and $2.0 million, respectively, last year.

         During the second quarter the company repurchased approximately 120 thousand shares of common stock at a cost of $4.8 million. To date, stock repurchases amount to 880 thousand shares at a cost of $34.0 million leaving a balance of $6.0 million under the company's authorized $40 million stock buy back program.

         Datascope's news releases and other company information, including specifics about its January 28, 2005 conference call and webcast (at 12:00 noon, EDT, call in number: (800) 819-9193), can be found on the company's website, www.datascope.com.

         Datascope Corp. is a diversified medical device company that manufactures (itself or through agreements with unaffiliated companies) and markets proprietary products for clinical health care markets in interventional cardiology and radiology, cardiovascular and vascular surgery, anesthesiology, emergency medicine and critical care.

         This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements as a result of many important factors. Many of these important factors cannot be predicted or quantified and are outside our control, including the possibility that Panorama sales of $6.1 million expected to be recognized in the third quarter will not be fully recognized, the risk that some of the new product introductions planned for the vascular closure market will not reverse the decline in the Interventional Products division, market conditions may change, particularly as the result of competitive activity in the markets served by the company, the company's dependence on certain unaffiliated suppliers (including single source manufacturers) for Patient Monitoring, Cardiac Assist and Interventional products and the company's ability to gain market acceptance for new products. Additional risks are the ability of the company to successfully introduce new products, continued demand for the company's products generally, rapid and significant changes that characterize the medical device industry and the ability to continue to respond to such changes, the uncertain timing of regulatory approvals, as well as other risks detailed in documents filed by Datascope with the Securities and Exchange Commission.

                        DATASCOPE CORP. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                    (In thousands, except per share amounts)

                                                        SIX MONTHS ENDED                            THREE MONTHS ENDED
                                                          DECEMBER 31,                                 DECEMBER 31,
                                             --------------------------------------      ---------------------------------------
                                                    2004                  2003                   2004                  2003
                                             ----------------     -----------------      -----------------     -----------------

NET SALES                                    $        163,000     $         163,900      $          82,700     $          86,800
                                             ----------------     -----------------      -----------------     -----------------
Costs and Expenses:
  Cost of sales                                        65,424                68,052                 33,472                36,174
  Research and development
    expenses                                           17,368                15,270                  8,732                 8,047
  Selling, general and
    administrative expenses                            68,758                67,035                 35,329                34,920
                                             ----------------     -----------------      -----------------     -----------------
                                                      151,550               150,357                 77,533                79,141
                                             ----------------     -----------------      -----------------     -----------------
OPERATING EARNINGS                                     11,450                13,543                  5,167                 7,659
Other (Income) Expense:
  Interest income, net                                   (886)                 (844)                  (361)                 (458)
  Other, net                                              281                   (52)                   313                  (146)
                                             ----------------     -----------------      -----------------     -----------------
                                                         (605)                 (896)                   (48)                 (604)
                                             ----------------     -----------------      -----------------     -----------------
EARNINGS BEFORE TAXES ON INCOME                        12,055                14,439                  5,215                 8,263
Taxes on Income                                         3,617                 4,620                  1,497                 2,644
                                             ----------------     -----------------      -----------------     -----------------
NET EARNINGS                                $           8,438     $           9,819      $           3,718     $           5,619
                                             ================     =================      =================     =================

Earnings Per Share, Basic                               $0.57                 $0.66                  $0.25                 $0.38
                                             ================     =================      =================     =================

Weighted average common
   shares outstanding, Basic                           14,793                14,775                 14,794                14,780
                                             ================     =================      =================     =================

Earnings Per Share, Diluted                             $0.55                 $0.65                  $0.24                 $0.37
                                             ================     =================      =================     =================

Weighted average common
   shares outstanding, Diluted                         15,234                15,082                 15,256                15,152
                                             ================     =================      =================     =================

                        DATASCOPE CORP. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (In thousands, except per share amounts)


                                                                                DEC 31,                   JUNE 30,
                                                                                 2004                       2004
                                                                             -------------             -------------
       ASSETS
       Current Assets:
         Cash and cash equivalents                                           $       8,730             $       8,123
         Short-term investments                                                      7,361                    16,013
         Accounts receivable less allowance for
           doubtful accounts of $2,388 and $2,414                                   65,195                    70,603
         Inventories, net                                                           59,330                    52,858
         Prepaid income taxes                                                        1,499                    10,042
         Prepaid expenses and other current assets                                  11,957                     8,529
         Current deferred taxes                                                      6,301                     6,500
                                                                             -------------             -------------
             Total Current Assets                                                  160,373                   172,668

       Property, Plant and Equipment, net of accumulated
          depreciation of $80,558 and $74,608                                       92,048                    88,915
       Long-term Investments                                                        49,567                    52,223
       Intangible Assets                                                            25,839                    23,748
       Other Assets                                                                 31,227                    30,781
                                                                             -------------             -------------
                                                                             $     359,054             $     368,335
                                                                             =============             =============

       LIABILITIES AND STOCKHOLDERS' EQUITY
       Current Liabilities:
         Accounts payable                                                    $      18,713             $      16,982
         Accrued expenses                                                           17,976                    15,790
         Accrued compensation                                                       12,755                    15,840
         Short-term debt                                                            10,000                        --
         Deferred revenue                                                            3,454                     4,188
                                                                             -------------             -------------
             Total Current Liabilities                                              62,898                    52,800

       Other Liabilities                                                            24,899                    22,965
       Stockholders' Equity
         Preferred stock, par value $1.00 per share:
           Authorized 5 million shares; Issued, none                                    --                        --
         Common stock, par value $.01 per share:
           Authorized, 45 million shares;
           Issued, 18,224 and 18,044 shares                                            182                       180
         Additional paid-in capital                                                 87,149                    81,571
         Treasury stock at cost, 3,430 and 3,254 shares                           (104,022)                  (97,177)
         Retained earnings                                                         288,390                   311,643
         Accumulated other comprehensive loss:
           Cumulative translation adjustments                                          313                    (2,502)
           Minimum pension liability adjustments                                      (619)                     (619)
           Unrealized loss on available-for-sale securities                           (136)                     (526)
                                                                             -------------             -------------
             Total Stockholders' Equity                                            271,257                   292,570
                                                                             -------------             -------------
                                                                             $     359,054             $     368,335
                                                                             =============             =============